                                                                   EXHIBIT 10.10

                      STANDARD OFFER, AGREEMENT AND ESCROW
                    INSTRUCTIONS FOR PURCHASE OF REAL ESTATE
                               (Non-Residential)
                  American Industrial Real Estate Association

                                                                  March 23, 1998
                                                   (Date for Reference Purposes)
     1.   Buyer.

          1.1 Don Wilson Development or Assignee, (the "Buyer") hereby offers to purchase the real property, hereinafter described, from the owner thereof (the "Seller") (collectively, the "Parties" or individually, a "party"), through an escrow (the "Escrow") to close on June 26, 1998 (the "Expected Closing Date") to be held by Metropolitan Escrow (the "Escrow Holder") whose address is 1411 West 190th Street, Suite 125, Gardena, California 90249, Phone No. (310) 327-0296, Facsimile No.__________ upon the terms and conditions set forth in this agreement (the "Agreement"). Buyer shall have the right to assign Buyer's rights hereunder, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless the Seller expressly releases Buyer.

          1.2 The term "Date of Agreement" as used herein shall be the date when by execution and delivery (as defined in paragraph 20.2) of this document or a subsequent counter-offer thereto, Buyer and Seller have reached agreement in writing whereby Seller agrees to sell, and buyer agrees to purchase, the Property upon terms accepted by both Parties.

     2.   Property.

          2.1 The real property (the "Property") that is the subject of this offer consists of (insert a brief physical description) that approximate 43,640 square foot industrial building on 93,795 square feet of land is located in the City of Torrance, County of Los Angeles, State of California, is commonly known by the street address of 24015 Garnier Street and is legally described as:
APN#7377-0080-019.

          2.2 If the legal description of the Property is not complete or is inaccurate, this Agreement shall not be invalid and the legal description shall be completed or corrected to meet the requirements of Chicago Title Company (the "Title Company"), which Title Company shall issue the title policy hereinafter described.

          2.3 The Property includes, at no additional cost to Buyer, the permanent improvements thereon, including those items which the law of the state in which the Property is located provides is part of the Property, as well as the following items, if any, owned by Seller and presently located in the
Property: electrical distribution systems (power panels, buss ducting, conduits, disconnects, lighting fixtures), telephone distribution systems (lines, jacks and connections), space heaters, air conditioning equipment, air lines, fire sprinkler systems, security systems, carpets, window coverings, wall coverings, and but excluding any personal property used by Seller in connection with its business (collectively, the "Improvements").

          2.4 If the Property is located in the State of California, the Broker(s) is/are required under the Alquist-Priolo Special Studies Zones Act, to disclose to a prospective purchaser
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of real property whether the property being purchased is located within a delineated special studies zone (a zone that encompasses a potentially or recently active trace of an earthquake fault that is deemed by the State Geologist to be sufficiently active and well defined enough to constitute a potential hazard to structures from surface faulting or fault (creep). If the Property is located within such a special studies zone, its development may require a geologic report from a state registered geologist. In accordance with such law, the Broker(s) hereby inform(s) Buyer that the Property:

          [X] (a) Is not within such a special studies zone.
          [_] (b) Is within such a special studies zone.

          2.5 If (1) the Property is located in the State of California, (2) the Improvements were constructed prior to 1975, and (3) the Improvements include structures with (i) pre-cast (e.g., tilt-up) concrete or reinforced masonry walls together with wood frame floors or roofs or (ii) unreinforced masonry walls, California law requires that Seller or Seller's Broker provide Buyer with a copy of The Commercial Property Owner's Guide to Earthquake Safety (the "Booklet") published by the California Seismic Safety Commission. Seller and Seller's Broker hereby inform Buyer that the Property:

             (a) [X] meets the foregoing requirements, and Seller and Seller's Broker are required to provide Buyer with a copy of the Booklet, Seller or Seller's Broker shall, within five (5) business days of the Date of Agreement, deliver to Buyer a copy of the Booklet and a completed "Commercial Property Earthquake Weakness Disclosure Report" contained in the Booklet duly executed by Seller. Within five (5) business days of Buyer's receipt of said Disclosure Report, Buyer shall deliver a duly countersigned copy of the same to Escrow Holder, with a copy to Seller and Seller's Broker. Escrow Holder is hereby instructed that the Escrow shall not close unless and until Escrow Holder has received the Disclosure Report duly signed by both Seller and Buyer.

             (b) [_] does not meet the foregoing requirements requiring the delivery of the Booklet.

     3.   Purchase Price.

          3.1 The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be $2,525,000.00, payable as follows:

          (a)  Cash down payment, including the Deposit as defined   $  750,000
               in paragraph 4.3 (or if an all cash transaction, the
               Purchase Price):

          (b)  Amount of "New Loan" as defined in paragraph 5.1,     $1,775,000
               if any:                                               ----------

               Total Purchase Price:                                 $2,525,000
                                                                     ==========

          3.2 If an Existing Deed of Trust permits the beneficiary thereof to require payment of a transfer fee as a condition to the transfer of the Property subject to such Existing Deed of Trust, Buyer agrees to pay transfer fees and costs of up to one and one-half percent (1 1/2%) of the unpaid principal balance of the applicable Existing Note.

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     4.   Deposits.

          4.1 Buyer hereby delivers a check in the sum of $25,000.00, payable to Metropolitan Escrow, to be (check applicable box) [_] forthwith deposited in the payee's trust account [_] held uncashed until the Date of Agreement. When cashed, the check shall be deposited into the payee's trust account to be applied toward the Purchase Price of the Property at the Closing, as defined in paragraph 8.3. Should Buyer and Seller not enter into an agreement for purchase and sale, Buyer's check or funds shall, upon request by Buyer, be promptly returned to Buyer.

          4.2 Within five (5) business days after the Day of Agreement, Buyer shall deposit with Escrow Holder the additional sum of $__________, to be applied to the Purchase Price at the Closing.

          4.3 The funds deposited with Escrow Holder by or on behalf of Buyer under paragraphs 4.1 and 4.2, above (collectively the "Deposit"), shall be deposited by Escrow Holder in such State or Federally chartered bank as Buyer may select and in such interest-bearing account or accounts as Escrow Holder or Broker(s) deem appropriate and consistent with the timing requirements of this transaction. The interest therefrom shall accrue to the benefit of Buyer, who hereby acknowledges that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity. Buyer's Federal Tax Identification Number is ____________________.

     5.   Financing Contingency.

          5.1 This offer is contingent upon Buyer obtaining from an insurance company, bank, savings and loan association or other financial institution or from any correspondent or agent thereof, a commitment to lend to Buyer a sum not less than $1,775,000.00 at a fixed interest rate not to exceed 7.5% per annum, payable in equal monthly installments, including interest, amortized over a period of not less than 25 years and all due in not less than 10 years, and upon such other terms and conditions as are usually required by such lender.

          5.2 Buyer hereby agrees to diligently pursue obtaining the New Loan. If Buyer shall fail to notify its Broker, Escrow Holder and Seller, in writing within 90 days following the Date of Agreement, that the New Loan has not been obtained, it shall be conclusively presumed that Buyer has either obtained said New Loan or has waived this New Loan contingency.

          5.3 If, after due diligence, Buyer shall notify its Broker, Escrow Holder and Seller, in writing, within the time specified in Paragraph 5.2 hereof, that Buyer has not obtained said New Loan, this Agreement shall be terminated, and Buyer shall be entitled to the prompt return of Buyer's Deposit and any other funds deposited by or for Buyer with Escrow Holder or Seller, plus any interest earned thereon, less only Escrow Holder and Title Company cancellation fees and costs, which Buyer shall pay.

     6.   THIS SECTION INTENTIONALLY OMITTED.

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     7.   Real Estate Brokers.

          7.1 The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the parties (check applicable boxes):

[_] __________________________ represents Seller exclusively ("Seller's Broker")
[_] ________________________ represents Buyer exclusively ("Buyer's Broker"); or
[X] Grubb & Ellis Company represents both Seller and Buyer ("Dual Agency"). (Also see Paragraph 26.)

(the "Broker(s)"), all such named Broker(s) being the procuring cause(s) of this Agreement. See paragraph 26 for Disclosures Regarding the Nature of a Real Estate Agency Relationship. Buyer shall use the services of Buyer's Broker exclusively in connection with any and all negotiations and offers with respect to the property described in paragraph 2.1 for a period of one year from the date above.

          7.2 Buyer and Seller each represent and warrant to the other that he/she/it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated herein, other than the Broker(s) named in paragraph 7.1, and no broker or other person, firm or entity, other than said Broker(s) is/are entitled to any commission or finder's fee in connection with this transaction as the result of any dealings or acts of such Party. Buyer and Seller do each hereby agree to indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party, other than said named Broker(s) by reason of any dealings or act of the indemnifying Party.

     8.   Escrow and Closing.

          8.1 Upon acceptance hereof by Seller, this Agreement, including any counter-offers incorporated herein by the Parties, shall constitute not only the agreement of purchase and sale between Buyer and Seller, but also instructions to Escrow Holder for the consummation of the Agreement through the Escrow. Escrow Holder shall not prepare any further escrow instructions restating or amending this Agreement unless specifically so instructed by the Parties of a Broker herein.

          8.2 Escrow Holder is hereby authorized and instructed to conduct the Escrow in accordance with this Agreement, applicable law, custom and practice of the community in which Escrow Holder is located, including any reporting requirements of the Internal Revenue Code. In the event of a conflict between the law of the state where the Property is located and the law of the state where the Escrow Holder is located, the law of the state where the Property is located shall prevail.

          8.3 Subject to satisfaction of the contingencies herein described, Escrow Holder shall close this escrow (the "Closing") by recording the grant deed and other documents required to be recorded and by disbursing the funds and documents in accordance with this Agreement.

          8.4 If this transaction is terminated for non-satisfaction and non-waiver of a Buyer's Contingency, as defined in paragraph 9.4, or for non-satisfaction and non-waiver of a

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Seller's contingency, as defined in paragraph 28, then neither of the Parties shall thereafter have any liability to the other under this Agreement, except to the extent of the breach of any affirmative covenant or warranty in this Agreement that may have been involved. In the event of such termination, Buyer shall be promptly refunded all funds deposited by or on behalf of Buyer with a Broker, Escrow Holder or Seller, less only Title Company and Escrow Holder cancellation fees and costs, all of which shall be Buyer's obligation.

          8.5 The Closing shall occur on the Expected Closing Date, or as soon thereafter as the Escrow is in condition for Closing; provided, however, that if the Closing does not occur by the Expected Closing Date and the Expected Closing Date is not extended by mutual instructions of the Parties, a Party hereto not then in default under this Agreement may notify the other Party, Escrow Holder, and Broker(s), in writing that, unless the Closing occurs within five (5) business days following said notice, the Escrow and this Agreement shall be deemed terminated without further notice or instructions.

          8.6 Should the Closing not occur during said five (5) day period, this Agreement and Escrow shall be deemed terminated and Escrow Holder shall forthwith return all monies and documents, less only Escrow Holder's reasonable fees and expenses, to the Party who deposited them. Such Party shall indemnify and hold Escrow Holder harmless in connection with such return. However, no refunds shall be returned to a party claimed by written notice to Escrow Holder to be in default under this Agreement.

          8.7 Except as otherwise provided herein, the termination of Escrow and this Agreement and/or the return of deposited funds or documents shall not relieve or release either Buyer or Seller from any obligation to pay Escrow Holder's fees and costs or constitute a waiver, release or discharge of any breach or default that has occurred in the performance of the obligations, agreements, covenants or warranties contained herein.

          8.8 If this Agreement terminates for any reason other than Seller's breach or default, then at Seller's request, and as a condition to the return of Buyer's deposit, provided that Buyer is entitled to the deposit pursuant to the terms of this Agreement, Buyer shall within five (5) days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property.

     9.   Contingencies to Closing.

          9.1 The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies:

          (a) Disclosure. Buyer's receipt and written approval, within forty-five (45) days after delivery to Buyer, of a completed Property Information Sheet (the "Property Information Sheet"), concerning the Property, duly executed by or on behalf of Seller in the current form or equivalent to that published by the American Industrial Real Estate Association (the "A.I.R."). Seller shall provide Buyer with the Property Information Sheet within ten (10) days following the Date of Agreement. See also paragraph 2.5 for possible additional disclosure and contingency regarding a "Commercial Property Earthquake Weakness Disclosure Report."

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          (b) Physical Inspection.  Buyer's written approval, within forty-five
(45) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of an inspection by Buyer, at Buyer's expense, of the physical aspects of the Property.

          (c) Hazardous Substance Conditions Reports. Buyer's written approval, within forty-five (45) days following the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a Hazardous Substance Conditions Report concerning the Property and relevant adjoining properties. Such report will be obtained at Buyer's direction and expense. A "Hazardous Substance" for purposes of this Agreement is defined as any substance whose nature and/or quantity of existence, use, manufacture, disposal or effect, render it subject to Federal, state or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare. A "Hazardous Substance Condition" for purposes of this Agreement is defined as the existence on, under or relevantly adjacent to the Property of a Hazardous Substance that would require remediation and/or removal under applicable Federal, state or local law. Seller shall use its best efforts to provide to Buyer copies of any existing environmental reports (including, but not limited to, Phase I reports) that Seller may have. Seller's performance of this request shall not be a condition to the Closing nor shall any delay in the performance of this request extend such forty-five (45) day period.

          (d) Soil Inspection. Buyer's written approval, within forty-five (45) days after the later of the Date of Agreement or receipt by Buyer of the Property Information Sheet, of a soil test report concerning the Property. Said report shall be obtained at Buyer's direction and expense. Seller shall promptly provide to Buyer copies of any existing soils reports that Seller may have. Seller's performance of this request shall not be a condition to the Closing nor shall any delay in the performance of this request extend such forty-five (45) day period.

          (e) Governmental Approvals. Buyer's receipt, within forty-five (45) days of the Date of Agreement, of all approvals and permits from governmental agencies or departments which have or may have jurisdiction over the Property which Buyer deems necessary or desirable in connection with its intended use of the Property, including, but not limited to, permits and approvals required with respect to zoning, planning, building and safety, fire, police, handicapped access, transportation and environmental matters. Buyer's failure to deliver to Escrow Holder and Seller written notice terminating this Agreement prior to the expiration of said forty-five (45) day period as a result of Buyer's failure to obtain such approvals and permits shall be conclusively deemed to be Buyer's waiver of this condition to Buyer's obligations under this Agreement.

          (f) Condition of Title. Buyer's written approval of a current preliminary title report concerning the Property (the "PTR") issued by the Title Company, as well as all documents (the "Underlying Documents") referred to in the PTR, and the issuance by the Title Company of the title policy described in
10.1. Seller shall cause the PTR and all Underlying Documents to be delivered to Buyer promptly after the Date of Agreement. Buyer's approval is to be given within forty-five (45) days after receipt of said PTR and legible copies of all Underlying Documents. The disapproval by Buyer of any monetary encumbrance, which by the terms of this Agreement is not to remain against the Property after the Closing, shall not be considered a failure of this condition, as Seller shall have the obligation, at Seller's expense, to satisfy and remove such disapproved monetary encumbrance at or before the Closing, provided that Seller shall not be required to remove a lien to secure payment of real property taxes and assessments, not delinquent nor required to remove the lien of supplemental taxes pursuant to Chapter 3.5 commencing with section 75 of the California Revenue and Taxation Code.

          (g) Survey. Buyer's written approval within forty-five (45) days after receipt of the PTR and Underlying Documents, of an ALTA title supplement based upon a survey prepared to American Land Title Association (the "ALTA") standards for an owner's policy by a licensed surveyor, showing the legal description and boundary lines of the Property, any easements of record, and any improvements, poles, structures and things located within ten (10) feet either side of the Property boundary lines. The survey shall be prepared at Buyer's direction and expense. If Buyer has obtained a survey and approved the ALTA title supplement, Buyer may elect within the period allowed for Buyer's approval of a survey to have an ALTA extended coverage owner's form of title policy, in which event Buyer shall pay any additional premium attributable thereto, and Buyer shall pay the cost of any endorsements to the owner's form policy of title insurance as reasonably requested by Buyer. Seller shall use its best efforts to provide to Buyer copies of any existing surveys that Seller may have. Seller's performance of this request shall not be a condition to the Closing nor shall any delay in the performance of this request extend such forty-five (45) day period.

          (h) THIS SECTION INTENTIONALLY OMITTED.

          (i) Other Agreements. Buyer's written approval, within ten (10) days after receipt, a copy of any other agreements ("Other Agreements") known to Seller that will affect the Property beyond the Closing. Seller shall cause said copies to be delivered to Buyer promptly after the Date of Agreement.

          (j) Financing. If paragraph 5 hereof dealing with a financing contingency has not been stricken, the satisfaction or waiver of such New Loan contingency.

          (k) THIS SECTION INTENTIONALLY OMITTED.

          (l) Destruction, Damage or Loss. There shall not have occurred prior to the Closing, a destruction of, or damage or loss to, the Property or any portion thereof, from any cause whatsoever, which would cost more than $10,000.00 to repair or cure. If the cost of repair or cure is $10,000.00 or less, Seller shall repair or cure the loss prior to the Closing. Buyer shall have the option, within ten (10) days after receipt of written notice of a loss costing more than $10,000.00 to repair or cure, to either terminate this transaction or to purchase the Property notwithstanding such loss, but without deduction or offset against the Purchase Price. If the cost to repair or cure is more than $10,000.00, and Buyer does not elect to terminate this transaction, Buyer shall be entitled to any insurance proceeds applicable to such loss. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume no destruction, damage or loss costing more than $10,000.00 to repair or cure has occurred prior to Closing.

          (m) Material Change. No Material Change, as hereinafter defined, shall have occurred with respect to the Property that has not been approved in writing by Buyer. For purposes of this Agreement, a "Material Change" shall be a change in the status of the use, occupancy, tenants, or condition of the Property as reasonably expected by the Buyer, that occurs after the date of this offer and prior to the Closing. Buyer shall have ten (10) days following receipt of written notice from any source of any such Material Change within which to approve or disapprove same. Unless otherwise notified in writing by either Party or Broker, Escrow Holder shall assume that no Material Change has occurred prior to the Closing.

               (n) Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

               (o) Breach of Warranty. That each representation and warranty of Seller herein be true and correct as of the Closing. Escrow Holder shall assume that this condition has been satisfied unless notified to the contrary in writing by Buyer or Broker(s) prior to the Closing. Notwithstanding anything in the Agreement to the contrary, the representations and warranties of Seller set forth in paragraph 12.1 shall be deemed remade by Seller as of the Closing with the same force and effect as if in fact made at that time subject to any disclosures made in writing pursuant to the provisions set forth immediately
below.   Buyer agrees that if, at any time prior to the Closing, it has knowledge of any information which would require the qualification of any of Seller's representations and warranties for such representation and warranty to be true, it shall immediately notify Seller in writing of such information. If Buyer has knowledge of the incorrectness of any representation and warranty made by Seller in this Agreement and fails to so notify Seller prior to the Closing, then such representation or warranty shall be deemed to be stricken from this Agreement and shall be of no further force or effect. When the representations and warranties set forth in Paragraph 12.1 are remade by Seller as of the Closing, Seller shall have the right to qualify such representations and warranties with any information it receives concerning such representations and warranties after the Date of Agreement. Within seven (7) business days of the date Seller has notified Buyer in writing that it will be necessary to materially qualify any of the representations and warranties set forth in Paragraph 12.1 when they are restated as of the Closing, Buyer must elect, by a writing received by Seller and Escrow Holder within such two (2) day period, to either (1) terminate this Agreement and the Escrow, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligations or liabilities under this Agreement, except for the indemnity obligations of Buyer contained in the Agreement which indemnities shall survive any such termination, or (ii) proceed with the transaction contemplated by this Agreement, in which event the representations and warranties set forth in Paragraph 12.1 shall be qualified when remade on the Closing as provided above. In the event that Seller does not receive such written notification from Buyer within such two (2) day period indicating which election Buyer has decided to make, then Buyer will be deemed to have elected to proceed with the transaction contemplated by this Agreement, with the representations and warranties set forth in Paragraph 12.1 qualified when remade as of the Closing.

               (p) Broker's Fee. Payment at the Closing of such Broker's Fee as is specified in this Agreement or later written instructions to Escrow Holder executed by Seller and Broker(s). It is agreed by Buyer, Seller and Escrow Holder that Broker(s) is/are a third party beneficiary of this Agreement insofar as the Broker's fee is concerned, and that no change shall be made by Buyer, Seller or Escrow Holder with respect to the time of payment, amount of payment, or the conditions to payment of the Broker's fee specified in this Agreement, without the written consent of Broker(s).

          9.2  All of the contingencies specified in sub-paragraphs (a) through
(o) of paragraph 9.1 are for the benefit of, and may be waived by, Buyer, in writing, and may be elsewhere herein referred to as "Buyer Contingencies."

          9.3  THIS SECTION INTENTIONALLY OMITTED.

          9.4 If any Buyer's Contingency is not satisfied or if Buyer disapproves any matter subject to its approval within the time period applicable thereto ("Disapproved Item"), Seller shall have the right within ten (10) days following the expiration of the time period applicable to such Buyer Contingency or receipt of notice of Buyer's disapproval, as the case may be, to elect to cure such Disapproved Item prior to the Expected Closing Date ("Seller's Election"). Seller's failure to give to Buyer within said ten (10) day period, written notice of Seller's commitment to cure such Disapproved Item on or before the Expected Closing Date shall be conclusively presumed to be Seller's Election not to cure such Disapproved Item. If Seller elects, either by written notice or failure to give written notice, not to cure a Disapproved Item, Buyer shall have the election, within ten (10) days after Seller's Election to either accept title to the Property subject to that Disapproved Item, or to terminate this transaction. Buyer's failure to elect termination by written notice to Seller within said ten (10) day period shall constitute Buyer's election to accept title to the Property subject to that Disapproved Item without deduction or offset. Unless expressly provided otherwise herein, Seller's right to cure shall not apply to Hazardous Substance Conditions referenced in paragraph 9.1(c) or to the Financing Contingency set forth in paragraph 5. Unless the parties mutually instruct otherwise, if the time periods for the satisfaction of contingencies or for Seller's and Buyer's said Elections would expire on a date after the Expected Closing Date, the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: (a) the applicable contingency period(s), (b) the period within which the Seller may elect to cure the Disapproved Item, or (c) if Seller elects not to cure, the period within which Buyer may elect to terminate this transaction, whichever is later.

          9.5 Buyer understands and agrees that until such time as all Buyer's Contingencies have been satisfied or waived, Seller and/or its agents may solicit, entertain and/or accept back-up offers to purchase the subject Property in the event the transaction covered by this Agreement is not consummated.

          9.6 As defined in subparagraph 9.1(c), Buyer and Seller acknowledge that extensive local, state and Federal legislation establish broad liability upon owners and/or users of real property for the investigation and remediation of a Hazardous Substance Condition. The determination of the existence of a Hazardous Substance Condition and the evaluation of the impact of such a condition are highly technical and beyond the expertise of Broker(s). Buyer and Seller acknowledge that they have been advised by Broker(s) to consult their own technical and legal experts with respect to the possible Hazardous Substance Condition aspects of this Property or adjoining properties, and Buyer and Seller are not relying upon any investigation by or statement of Broker(s) with respect thereto. Buyer and Seller hereby assume all responsibility for the impact of such Hazardous Substance Conditions upon their respective interests herein.

     10.  Documents Required at Closing:

          10.1 Escrow Holder shall cause to be issued to Buyer a standard coverage (or ALTA extended, if so elected under paragraph 9.1(f)) owner's form policy of title insurance effective as of the Closing, issued by the Title Company in the full amount of the Purchase Price, insuring title to the Property vested in Buyer, subject only to the exceptions approved by Buyer, to a lien to secure payment of real property taxes and assessments, not delinquent, to the lien of supplemental taxes pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code

(collectively, the "Approved Condition of Title"). In the event there is a Purchase Money Deed of Trust in this transaction, the policy of title insurance shall be a joint protection policy insuring both Buyer and Seller.

     "IMPORTANT: IN A PURCHASE OR EXCHANGE OF REAL PROPERTY, IT MAY BE ADVISABLE TO OBTAIN TITLE INSURANCE IN CONNECTION WITH THE CLOSE OF ESCROW SINCE THERE MAY BE PRIOR RECORDED LIENS AND ENCUMBRANCES WHICH AFFECT YOUR INTEREST IN THE PROPERTY BEING ACQUIRED. A NEW POLICY OF TITLE INSURANCE SHOULD BE OBTAINED IN ORDER TO ENSURE YOUR INTEREST IN THE PROPERTY THAT YOU ARE ACQUIRING."

          10.2 Seller shall deliver or cause to be delivered to Escrow Holder in time for delivery to Buyer at the Closing, an original ink signed:

                (a) Grant deed, duly executed and in recordable form, conveying fee title to the Property to Buyer.

                (b) If paragraph 3.1(c) has not been stricken, the Beneficiary Statements concerning Existing Note(s).

                (c) If applicable, the Existing Leases and Other Agreements together with duly executed assignments thereof by Seller and Buyer. The assignment of Existing Leases shall be on the most recent Assignment and Assumption of Lessor's Interest in Lease form published by the A.I.R. or its equivalent.

                (d) If applicable, the Tenancy Statements executed by Seller and the Tenant(s) of the Property.

                (e) An affidavit executed by Seller to the effect that Seller is not a "foreign person" within the meaning of Internal Revenue Code Section 1445 or successor statutes. If Seller does not provide such affidavit in form reasonably satisfactory to Buyer at least three (3) business days prior to the Closing, Escrow Holder shall at the Closing deduct from Seller's proceeds and remit to Internal Revenue Service such sum as is required by applicable Federal law with respect to purchases from foreign sellers.

          10.3 Buyer shall deliver or cause to be delivered to Seller through escrow:

                (a) The cash portion of the Purchase Price and such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. The balance of the cash portion of the Purchase Price, including Buyer's escrow charges and other cash charges, if any, shall be deposited by Buyer with Escrow Holder, by cashier's check drawn upon a local major baking institution, federal funds wire transfer, or any other method acceptable to Escrow Holder as immediately collectible funds, no later than 11:00 o'clock A.M. on the business day prior to the Expected Closing Date.

                (b) If a Purchase Money Note and Purchase Money Deed of Trust are called for by this Agreement, the duly executed originals of those documents, the Purchase Money Deed of Trust being in recordable form, together with evidence of fire insurance on the improvements in the amount of the full replacement cost naming Seller as a mortgage loss payee, and a real estate tax service contract (at Buyer's expense), assuring Seller of notice of the status of payment of real property taxes during the life of the Purchase Money Note.

                (c) The assumption portion of the Assignment and Assumption of Lessor's Interest in Lease form specified in paragraph 10.2(c), above, duly executed by Buyer with respect to the obligations of the Lessor accruing after the Closing as to each Existing Lease.

                (d) Assumptions duly executed by Buyer of the obligations of Seller that accrue after Closing under any Other Agreements.

                (e) If applicable, a written assumption duly executed by Buyer of the loan documents with respect to Existing Notes.

     11.  Prorations, Expenses and Adjustments.

          11.1 Taxes. Real property taxes payable by the owner of the Property shall be prorated through Escrow as of the date of the Closing, based upon the latest tax bill available. The Parties agree to prorate as of the Closing any taxes assessed against the Property by supplemental bill levied by reason of events occurring prior to the Closing. Payment shall be made promptly in cash upon receipt of a copy of any such supplemental bill of the amount necessary to accomplish such proration. Seller shall pay and discharge in full at or before the Closing the unpaid balance of any special assessment bonds.

          11.2 Insurance. If Buyer elects to take an assignment of the existing casualty and/or liability insurance that is maintained by Seller, the current premium therefor shall be prorated through Escrow as of the date of Closing.

          11.3 Rentals, Interest and Expenses. Collected rentals, interest on Existing Notes, utilities, and operating expenses shall be prorated as of the date of Closing. The Parties agree to promptly adjust between themselves outside of Escrow any rents received after the Closing.

          11.4 Security Deposit. Security Deposits held by Seller shall be given to Buyer by a credit to the cash required of Buyer at the Closing.

          11.5 Post Closing Matters. Any item to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by the Parties by appropriate cash payment outside of the Escrow when the amount due is determined.

          11.6 Variations In Existing Note Balances. In the event that Buyer is taking title to the Property subject to an Existing Deed of Trust(s), and in the event that a Beneficiary Statement as to the applicable Existing Note(s) discloses that the unpaid principal balance of such Existing Note(s) at the Closing will be more or less than the amount set forth in paragraph 3.1(c) hereof (the "Existing Note Variation"), then the Purchase Money Note(s) shall be reduced or increased by an amount equal to such Existing Note Variation. If there is to be no Purchase Money Note, the cash required at the Closing per Paragraph 3.1(a) shall be reduced or increased by the amount of such Existing
Note Variation.

          11.7 Variations In New Loan Balance. In the event Buyer is obtaining a New Loan and in the event that the amount of the New Loan actually obtained is greater than the amount set forth in Paragraph 5.1 hereof, the Purchase Money Note, if one is called for in this transaction, shall be reduced by the excess of the actual face amount of the New Loan over such amount as designated in Paragraph 5.1 hereof.

          11.8 Escrow Costs and Fees. Buyer and Seller shall each pay one-half of the Escrow Holder's charges and Seller shall pay the usual recording fees and any required documentary transfer taxes. Seller shall pay the premium for a standard coverage owner's or joint protection policy of title insurance.

     12. Representation and Warranties of Seller and Disclaimer. The term "Seller's actual knowledge," or similar phrases, as used in the Agreement shall refer to a fact or circumstance within the present actual knowledge of Michael Feygin as of the Date of Agreement, and it shall not be deemed to include any fact or circumstance not presently known even if discoverable upon investigation or inquiry, diligent or otherwise.

          12.1 Seller's warranties and representations shall survive the Closing and delivery of the deed, and, unless otherwise noted herein, are true, material and relied upon by Buyer and Broker(s) in all respects, both as of the Date of Agreement, and as of the date of Closing. Seller hereby makes the following warranties and representations to Buyer and Broker(s):

                (a) Authority of Seller. Seller is the owner of the Property and/or has the full right, power and authority to sell, convey and transfer the Property to Buyer as provided herein, and to perform Seller's obligations hereunder.

                (b) Maintenance During Escrow and Equipment Condition at Closing. Except as otherwise provided in paragraph 9.1(l) hereof dealing with destruction, damage or loss, Seller shall maintain the Property until the Closing in its present condition, ordinary wear and tear excepted. The heating, ventilating, air conditioning, plumbing, elevators, loading doors and electrical systems shall be in good operating order and condition at the time of Closing.

                (c) Hazardous Substances/Storage Tanks. Seller has no knowledge, except as otherwise disclosed to Buyer in writing, of the existence or prior existence on the Property of any Hazardous Substance (as defined in paragraph 9.1(c)), nor of the existence or prior existence of any above or below ground storage tank or tanks.

                (d) Compliance. Seller has no knowledge of any aspect or condition of the Property which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, or of improvements or alterations made to the Property without a permit where one was required, or of any unfulfilled order or directive of any applicable governmental agency or casualty insurance company that any work of investigation, remediation, repair, maintenance or improvement is to be performed on the Property.

                (e) Changes in Agreements. Prior to the Closing, Seller will not violate or modify, orally or in writing, any Existing Lease or Other Agreement, or create any new leases or other agreements affecting the Property, without Buyer's written approval, which approval will not be unreasonably withheld.

                (f) Possessory Rights. Seller has no knowledge that anyone will, at the Closing, have any right to possession of the Property, except as disclosed by this Agreement or otherwise in writing to Buyer.

                (g) Mechanic's Liens. There are no unsatisfied mechanic's or materialman's lien rights concerning the Property.

                (h) Actions, Suits or Proceedings. Seller has no knowledge of any actions, suits or proceedings pending or threatened before any commission, board, bureau, agency, instrumentality, arbitrator(s) court or tribunal that would affect the Property or the right to occupy or utilize same.

                (i) Notice of Changes. Seller will promptly notify Buyer and Broker(s) in writing of any Material Change (as defined in paragraph 9.1(m)) affecting the Property that becomes known to Seller prior to the Closing.

                (j) No Tenant Bankruptcy Proceedings. Seller has no notice or knowledge that any tenant of the Property is the subject of a bankruptcy or insolvency proceeding.

                (k) No Seller Bankruptcy Proceedings. Seller is not the subject of a bankruptcy, insolvency or probate proceeding.

          12.2 Buyer hereby acknowledges that, except as otherwise stated in this Agreement, Buyer is purchasing the Property in its existing condition and will, by the time called for herein, make or have waived all inspections of the Property Buyer believes are necessary to protect its own interest in, and its contemplated use of, the Property. The Parties acknowledge that, except as otherwise stated in this Agreement, no representations, inducements, promises, agreements, assurances, oral or written, concerning the Property, or any aspect of the Occupational Safety and Health Act, hazardous substance laws, or any other act, ordinance or law, have been made by either Party or Broker, or relied upon by either Party hereto.

     13.  Possession.

          13.1 Possession of the Property shall be given to Buyer at the Closing subject to the rights of tenants under Existing Leases.

     14.  Buyer's Entry.

          14.1 At any time during the Escrow period, Buyer, and its agents and representatives, shall have the right at reasonable times and subject to rights of tenants under Existing Leases, to enter upon the Property for the purpose of making inspections and tests specified in this Agreement. Following any such entry or work, unless otherwise directed in writing by Seller, Buyer shall return the Property to the condition it was in prior to such entry or work, including the recompaction or removal of any disrupted soil or material as Seller may reasonably direct. All such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due and Buyer shall indemnify, defend, protect and hold harmless Seller, Seller's directors, officers, employees, shareholders, affiliates, contractors, representatives and agents, and the Property of and from any and all claims, liens, stop notices, liabilities, demands, losses, costs, expense (including reasonable attorney's fees), damages or recoveries, including those for injury to person or property, arising out of or relating to any Buyer's inspection of the Property and such work or materials or the acts or omissions of Buyer, its agents, contractors or employees in connection therewith.

     15.  Further Documents and Assurances.

          15.1 Buyer and Seller shall each, diligently and in good faith, undertake all actions and procedures reasonably required to place the Escrow in condition for Closing as and when required by this Agreement. Buyer and Seller agree to provide all further information, and to execute and deliver all further documents and instruments, reasonably required by Escrow Holder or the Title Company.

     16.  Attorneys' Fees.

          16.1 In the event of any litigation or arbitration between the Buyer, Seller, and Broker(s), or any of them, concerning this transaction, the prevailing party shall be entitled to reasonable attorneys' fees and costs. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

     17.  Prior Agreements/Amendments.

          17.1 The contract in effect as of the Date of Agreement supersedes any and all prior agreements between Seller and Buyer regarding the Property.

          17.2 Amendments to this Agreement are effective only if made in writing and executed by Buyer and Seller.

     18.  THIS SECTION INTENTIONALLY OMITTED.

     19.  Notices.

          19.1 Whenever any Party hereto, Escrow Holder or Broker(s) herein shall desire to give or serve any notice, demand, request, approval or other communication, each such communication shall be in writing and shall be delivered personally, by messenger or by mail, postage prepaid, addressed as set forth adjacent to that party's or Broker's signature on this Agreement or by telecopy with receipt confirmed by telephone. Service of any such communication shall be deemed made on the date of actual receipt at such address.

          19.2 Any Party or Broker hereto may from time to time, by notice in writing served upon the other Party as aforesaid, designate a different address to which, or a different person or additional persons to whom, all communications are thereafter to be made.

     20.  Duration of Offer.

          20.1 If this offer shall not be accepted by Seller on or before 5:00 P.M. according to the time standard applicable to the city of Torrance, California on the date of Friday, March 27, 1998, it shall be deemed automatically revoked.

          20.2 The acceptance of this offer, or of any subsequent counter-offer hereto, that creates an agreement between the Parties as described in paragraph 1.2, shall be deemed made upon delivery to the other Party or either Broker herein of a duly executed writing unconditionally accepting the last outstanding offer or counter-offer.

     21. LIQUIDATED DAMAGES. (This Liquidated Damages paragraph is applicable only if initialed by both parties.)

          21.1 THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, PRIOR TO SIGNING THIS AGREEMENT, THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY SELLER IF BUYER FAILS TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, IF, AFTER THE SATISFACTION OR WAIVER OF ALL CONTINGENCIES PROVIDED FOR THE BUYER'S BENEFIT, BUYER BREACHES THIS AGREEMENT, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF $__________ PLUS INTEREST, IF ANY, ACCRUED THEREON. UPON PAYMENT OF SAID SUM TO SELLER, BUYER SHALL BE RELEASED FROM ANY FURTHER LIABILITY TO SELLER, AND ANY ESCROW CANCELLATION FEES AND TITLE COMPANY, CHARGES SHALL BE PAID BY SELLER.


                    ______________       _______________
                    Buyer Initials       Seller Initials

     22. ARBITRATION OF DISPUTES. (This Arbitration of Disputes paragraph is applicable only if initialed by both parties and is subject to paragraph 23, below.)

          22.1 ANY CONTROVERSY AS TO WHETHER SELLER IS ENTITLED TO THE LIQUIDATED DAMAGES AND/OR BUYER IS ENTITLED TO THE RETURN OF DEPOSIT MONEY, SHALL BE DETERMINED BY BINDING ARBITRATION BY, AND UNDER THE COMMERCIAL RULES (the "COMMERCIAL RULES") OF, THE AMERICAN ARBITRATION ASSOCIATION. HEARINGS ON SUCH ARBITRATION SHALL BE HELD IN THE COUNTY WHERE THE PROPERTY IS LOCATED. ANY SUCH CONTROVERSY SHALL BE ARBITRATED BY THREE (3) ARBITRATORS WHO SHALL BE IMPARTIAL REAL ESTATE BROKERS WITH AT LEAST FIVE (5) FULL TIME YEARS OF EXPERIENCE IN THE AREA WHERE THE PROPERTY IS LOCATED, IN THE TYPE OF REAL ESTATE THAT IS THE SUBJECT OF THIS AGREEMENT AND SHALL BE APPOINTED UNDER THE COMMERCIAL RULES. THE ARBITRATORS SHALL HEAR AND DETERMINE SAID CONTROVERSY IN ACCORDANCE WITH APPLICABLE LAW AND THE INTENTION OF THE PARTIES AS EXPRESSED IN THIS AGREEMENT, AS THE SAME MAY HAVE BEEN DULY MODIFIED IN WRITING BY THE PARTIES PRIOR TO THE ARBITRATION, UPON THE EVIDENCE PRODUCED AT AN ARBITRATION HEARING SCHEDULED AT THE REQUEST OF EITHER PARTY. SUCH PRE-ARBITRATION DISCOVERY SHALL BE PERMITTED AS IS AUTHORIZED UNDER THE COMMERCIAL RULES OR STATE LAW APPLICABLE TO ARBITRATION PROCEEDINGS. THE AWARD SHALL BE EXECUTED BY AT LEAST TWO (2) OF THE THREE (3) ARBITRATORS, BE RENDERED WITHIN THIRTY (30) DAYS AFTER THE CONCLUSION OF THE HEARING, AND MAY INCLUDE ATTORNEYS' FEES AND COSTS TO THE PREVAILING PARTY PER PARAGRAPH 16 HEREOF. JUDGMENT MAY BE ENTERED ON THE AWARD IN ANY COURT OF

COMPETENT JURISDICTION NOTWITHSTANDING THE FAILURE OF A PARTY DULY NOTIFIED OF THE ARBITRATION HEARING TO APPEAR THEREAT.

          22.2 BUYER'S RESORT TO OR PARTICIPATION IN SUCH ARBITRATION PROCEEDINGS SHALL NOT BAR SUIT IN A COURT OF COMPETENT JURISDICTION BY THE BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE UNLESS AND UNTIL THE ARBITRATION RESULTS IN AN AWARD TO THE SELLER OF LIQUIDATION DAMAGES, IN WHICH EVENT SUCH AWARD SHALL ACT AS A BAR AGAINST ANY ACTION BY BUYER FOR DAMAGES AND/OR SPECIFIC PERFORMANCE.

          22.3 NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


                    ______________       _______________
                    Buyer Initials       Seller Initials

     23.  Applicable Law.

          23.1 This Agreement shall be governed by, and paragraph 22.3 amended to refer to, the laws of the state in which the Property is located.

     24.  Time of Essence.

          24.1  Time is of the essence of this Agreement.

     25.  Counterparts.

          25.1 This Agreement may be executed by Buyer and Seller in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Escrow Holder, after verifying that the counterparts are identical except for the signatures, is authorized and instructed to combine the signed signature pages on one of the counterparts, which shall then constitute the Agreement.

     26.  Disclosures Regarding The Nature of a Real Estate Agency Relationship.

          26.1 The Parties and Broker(s) agree that their relationship(s) shall be governed by the principles set forth in California Civil Code, Section 2375, as summarized in the following paragraph 26.2.

          26.2 When entering into a discussion with a real estate agent regarding a real estate transaction, a Buyer or Seller should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Buyer and Seller acknowledge being advised by the Broker(s) in this transaction, as follows:

                (a) Seller's Agent. A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or subagent has the following affirmative obligations: (1) To the Seller: a fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. (2) To the Buyer and the Seller: (i) Diligent exercise of reasonable skill and care in performance of the agent's duties, (ii) a duty of honest and fair dealing and good faith, (iii) a duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                (b) Buyer's Agent. A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations. (1) To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer. (2) To the Buyer and the Seller: (i) diligent exercise of reasonable skill and care in performance of the agent's duties, (ii) a duty of honest and fair dealing and good faith, (iii) a duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

                (c) Agent Representing Both Seller and Buyer. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer. (1) In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer: (i) a fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Seller or the Buyer, (ii) other duties to the Seller and the Buyer as stated above in their respective sections
(a) or (b) of this paragraph 26.2. (2) In representing both Seller and Buyer, the agent may not without the express permission of the respective Party, disclose to the other Party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.
(3) The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect their own interests. Buyer and Seller should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.

                (d) Further Disclosures. Throughout this transaction Buyer and Seller may receive more than one disclosure, depending upon the number of agents assisting in the transaction. Buyer and Seller should each read its contents each time it is presented, considering the relationship between them and the real estate agent in this transaction and that disclosure.

          26.3 Confidential Information: Buyer and Seller agree to identify to Broker(s) as "Confidential" any communication or information given Broker(s) that is considered by such Party to be confidential.

     27. Additional Provisions: Additional provisions of this offer, if any, are as follows or are attached hereto by an addendum consisting of paragraphs 28 through 33. (It will be presumed no other provisions are included unless specified here.) Rider to Standard Offer, Agreement and Escrow Instructions for the Purchase of Real Estate; California Sale/Lease Americans with Disabilities Act, Hazardous Materials and Tax Disclosure.

BUYER AND SELLER HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN AND ARE NOW ADVISED BY THE BROKER(S) TO CONSULT AND RETAIN THEIR OWN EXPERTS TO ADVISE AND REPRESENT THEM CONCERNING THE LEGAL AND INCOME TAX EFFECTS OF THIS AGREEMENT, AS WELL AS THE CONDITION AND/OR LEGALITY OF THE PROPERTY, THE IMPROVEMENTS AND EQUIPMENT THEREIN, THE SOIL THEREOF, THE CONDITION OF TITLE THERETO, THE SURVEY THEREOF, THE ENVIRONMENTAL ASPECTS THEREOF, THE INTENDED AND/OR PERMITTED USAGE THEREOF, THE EXISTENCE AND NATURE OF TENANCIES THEREIN, THE OUTSTANDING OTHER AGREEMENTS, IF ANY, WITH RESPECT THERETO, AND THE EXISTING OR CONTEMPLATED FINANCING THEREOF, AND THAT THE BROKER(S) IS/ARE NOT TO BE RESPONSIBLE FOR PURSUING THE INVESTIGATION OF ANY SUCH MATTERS UNLESS EXPRESSLY OTHERWISE AGREED TO IN WRITING BY BROKER(S) AND BUYER OR SELLER.

                     THIS FORM IS NOT FOR USE IN CONNECTION
                     WITH THE SALE OF RESIDENTIAL PROPERTY.

     If this Agreement has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate Broker(s) or their agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Agreement or the transaction involved herein. The undersigned Buyer offers and agrees to buy the property on the terms and conditions stated and acknowledges receipt of a copy hereof.

BROKER:                                            BUYER:

                                     DON WILSON DEVELOPMENT OR
                                     ASSIGNEE
-----------------------------------

By:               Date:              By:               Date:
   ---------------     ------------     ---------------     --------------------

Name Printed:                        Name Printed:   Don Wilson
             ----------------------               ------------------------------

Title:                               Title:
      -----------------------------        -------------------------------------

                                                   Post Office Box 3188
-----------------------------------  -------------------------------------------
Address                              Address

                                                   Torrance, California 90510
-----------------------------------  -------------------------------------------

-------------    ------------------  -------------    --------------------------
Telephone        Facsimile No.       Telephone        Facsimile No.

     28.   Acceptance.

           28.1 Seller accepts the foregoing offer to purchase the Property and hereby agrees to sell the Property to Buyer on the terms and conditions therein specified.

           28.2 Seller acknowledges that Broker(s) has/have been retained to locate a Buyer and is/are the procuring cause of the purchase and sale of the Property set forth in this Agreement. In consideration of real estate brokerage service rendered by Broker(s), Seller agrees to pay Broker(s) a real estate brokerage fee in a sum equal to ** % of the Purchase Price (the "Broker(s) Fee") divided equally in such shares-- as said Broker(s) shall direct in writing. As is provided in paragraph 9.1(p), this Agreement shall serve as an irrevocable instruction to Escrow Holder to pay such brokerage fee to Broker(s) out of the proceeds accruing to the account of Seller at the Closing.

** Per separate agreement

           28.3 Seller acknowledges receipt of a copy hereof and authorizes the Broker(s) to deliver a signed copy to Buyer.

NOTE: A PROPERTY INFORMATION SHEET IS REQUIRED TO BE DELIVERED TO BUYER BY SELLER UNDER THIS AGREEMENT.

BROKER:                                                   BUYER:

GRUBB & ELLIS COMPANY                                     HELISYS

By:       /s/ Jeff Smart         Date: 3/27/98            By:      /s/   Michael Feygin  Date: 3/27/98
          /s/ Bill Maher               -------            ---------------------                -------
              ---------------------                       Name Printed:  Michael Feygin
Name Printed: Jeff Smart/Bill Maher

Title: Senior Vice President/Senior Associate             Title: President

Address: 19191 S. Vermont Avenue, Suite 600               Address:  24015 Garnier Street
         Torrance, California  90502                                Torrance, California  90502

Telephone:  (310) 538-9620                                Telephone:  (310) 891-0600
Facsimile No.:  (310) 329-7953                            Facsimile No.:

                                  ADDENDUM TO
               STANDARD OFFER, AGREEMENT AND ESCROW INSTRUCTIONS
                        FOR THE PURCHASE OF REAL ESTATE
                                BY AND BETWEEN
                              HELISYS ("SELLER")
                                      AND
                       DON WILSON DEVELOPMENT ("BUYER")
    FOR THE PROPERTY LOCATED AT 24015 GARNIER STREET, TORRANCE, CALIFORNIA

-------------------------------------------------------------------------------

     28. The Closing of this transaction is contingent upon the satisfaction or waiver of the following contingencies:
          a. Lease. A fully executed A.I.R. Standard Industrial/Commercial Lease ("Lease"), between Don Wilson Development, as Lessor, and Helisys, Inc., as Lessee, within sixty (60) days of the Date of Agreement, subject to the following terms and conditions:
              (1)  Term:  Three (3) years.

              (2) Monthly Rent: $.60 per square foot per month NNN, or the Modified Gross or Industrial Gross equivalent thereof.

              (3) Rental Adjustments: Monthly Rent payable under the Lease shall be adjusted at the beginning of the nineteenth (19th) month ("Adjustment Date") in accordance with any changes in the Consumer Price Index, provided that in no event shall such increase be less than four percent (4%). For purposes of computing such adjustments, the Base Month shall be the month three (3) months prior to the Lease Commencement Date and the Comparison Month shall be the month three (3) months prior to the Adjustment Date. Said rental adjustments shall apply to all option periods as well.

              (4) Options to Extend: Lessee shall have the right to extend the term for two (2) additional three (3) year periods under the same terms and conditions as the original Lease, except the amount of Monthly Rent. The Monthly Rent shall be the then prevailing fair market rent, but in no event shall such rent be less than the Monthly Rent at the thirty-sixth (36th) month and the seventy-second (72nd) month.

              (5) All other terms and conditions of the lease to be agreed upon by Lessor and Lessee.

          b. Buyer securing a tenant for the southern half of the Building at terms satisfactory to the buyer at it's sole discretion prior to the Close of Escrow.

     29. Buyer Performance. The delivery of all documents and funds, and the due performance by Buyer of each and every undertaking and agreement to be performed by Buyer under this Agreement.

     30. Seller Performance. The delivery of all documents and the due performance by Seller of each and every undertaking and agreement to be performed by Seller under this Agreement.

     31.  Buyer to approve, in writing all contingencies.

     32. Seller and Buyer to share the cost of dividing the building on a 50/50 basis.

     33. Thirty (30) days after the opening of Escrow, Buyer shall have the right to place real estate signs on the property.


AGREED AND ACCEPTED                          AGREED AND ACCEPTED
THIS 21st DAY OF APRIL, 1998.                THIS 21st DAY OF APRIL, 1998.

SELLER:  HELISYS                             BUYER:  DON WILSON

     /s/ MICHAEL FEYGIN                           /s/ DON WILSON
BY:  __________________________              BY:  __________________________

     Chief Executive Officer
ITS: __________________________              ITS: __________________________